UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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LADENBURG THALMANN FINANCIAL SERVICES INC.

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ADVISOR GROUP AND LADENBURG THALMANN ANNOUNCE MERGER TO CREATE A

WEALTH MANAGEMENT INDUSTRY LEADER WITH NEARLY 11,500 FINANCIAL

ADVISORS AND OVER $450 BILLION IN CLIENT ASSETS

The Companies Will Form Leading Multi-Custodial and Multi-Clearing Network of Firms,

Supporting Financial Advisors Through Multiple Distinct Brands and Cultures

Highly Complementary Capabilities and Talent to Drive Enhancements in Technology,

Practice Management and Service for Advisors Across Both Companies

Ladenburg Firms Will Not Be Merged with Advisor Group Firms, Reflecting Both

Companies’ Shared Commitment to Multi-Brand Network Model

PHOENIX, November 11, 2019 – Advisor Group, one of the nation’s largest networks of independent wealth management firms, and Ladenburg Thalmann Financial Services Inc. (NYSE American: LTS, LTS PrA, LTSL, LTSF, LTSK, LTSH) (“Ladenburg”), a publicly-traded diversified financial services company, today announced that both companies have entered into a definitive merger agreement to join the two companies.

Under the terms of the transaction, Ladenburg has agreed to be acquired by Advisor Group through a cash merger, in which each outstanding share of Ladenburg’s common stock will be converted into a cash payment of $3.50 per share. The total enterprise value of the transaction is approximately $1.3 billion, taking into account Ladenburg’s common stock, preferred stock and outstanding debt. The definitive merger agreement and the transactions contemplated were unanimously approved by Ladenburg’s Board of Directors.

The transaction, which is subject to customary closing conditions, including the approval of Ladenburg’s shareholders, and receipt of required regulatory clearances and approvals, is expected to close in the first half of 2020.

Following the completion of this transaction, the expanded Advisor Group organization will continue to be led by its current CEO and President, Jamie Price. When the transaction is completed, Advisor Group’s leadership team will include senior executives from both Advisor Group and Ladenburg. Ladenburg’s firms will not be merged with Advisor Group’s firms, reflecting both companies’ commitment to a multi-brand network model.

Advisor Group’s network of firms consists of FSC Securities Corporation, Royal Alliance Associates, SagePoint Financial and Woodbury Financial. Ladenburg’s independent advisory and brokerage firms include Securities America, Triad Advisors, Investacorp, KMS Financial Services and Securities Service Network (SSN).

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Additional Ladenburg subsidiaries include Highland Capital Brokerage, a leading insurance solutions brokerage; Premier Trust, a financial advisor-focused trust services company; and Ladenburg Thalmann & Co., a middle market investment bank. Each of these subsidiaries has played a role in delivering unique, value-add solutions to Ladenburg-affiliated financial advisors.

Ladenburg Thalmann Chairman, President and CEO Richard Lampen said, “This is a transaction that maximizes value for our shareholders, while positioning our financial advisors for continued growth and success. We have always been impressed with Advisor Group’s platform, offerings and leadership. Advisor Group’s CEO, Jamie Price, and his management team offer a mature shared services model and a demonstrated ability to innovate and invest in ways that help advisors grow. We are confident this transaction will help our advisors accelerate the growth of their businesses, while enabling them to benefit from the highly personalized service experience they have always enjoyed, under a very similar multi-custodial, multi-clearing and multi-brand structure.”

Advisor Group President and CEO Jamie Price said, “This acquisition brings together the best of two industry leaders, to the benefit of the financial advisors we collectively serve. We believe that the investments necessary for competitively differentiated technology, practice management, products and service excellence require a greater level of scale than either of our companies can achieve on a stand-alone basis. In fact, as our two organizations learned more about each other’s platforms, it became obvious that our strengths rounded out each other’s offerings, and combined, we will have one of the most comprehensive and best-in-class platforms for financial advisors in the industry. Equally important, Advisor Group and Ladenburg have a shared commitment to the flexibility of third-party clearing, together with maintaining a ‘small firm feel’ delivered through the distinct management teams and cultures of a multi-brand network model. In today’s fast-consolidating marketplace, where advisors fear becoming just another number in the crowd, the more intimate service culture and sense of community that our multi-brand approach offers is increasingly in demand.”

Milton Berlinski, Co-Founder and Managing Partner of Reverence Capital Partners, a leading financial services-focused private equity firm and majority equity owner of Advisor Group, said, “Ladenburg Thalmann and Advisor Group are highly complementary businesses, with nationwide footprints, technology capabilities and senior management talent that represent the best of what the wealth management industry has to offer for financial advisors and their clients. By combining these two firms, we have created one of the most robust platforms in the country to support advisors’ growth, with the scale, resources and intellectual capital to position them for success, no matter their business model or client focus.”

Giving Advisors the Best of the Best in Platforms, Tools and Expertise

Following the completion of this transaction, Advisor Group will continue to operate under a multi-brand network model of firms, enabling the delivery of industry-leading tools and expertise through distinct firms with unique brands that each offer a sense of community and personalized service for affiliated financial advisors.

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Financial advisors affiliated with Ladenburg’s subsidiary firms are expected to benefit from Advisor Group’s recent investments in cutting-edge enterprise-level service offerings, including eQuipt, the firm’s fully-digital client onboarding system; MyCMO, its personalized advisor marketing platform; MySuccessionPlan.com, its suite of bundled succession planning resources; and its integrated CyberGuard Program for cybersecurity.

For advisors affiliated with Advisor Group, the transaction brings access to Ladenburg Thalmann’s industry-leading practice management capabilities, wealth management resources, advisor-client portal technologies and expanded national scale.

The two companies also feature strong cultural similarities, including a shared commitment to supporting greater diversity across the industry, including advancing career opportunities for women financial advisors and women executives, as evidenced by Advisor Group’s Women Forward initiative and the Ladenburg Institute of Women & Finance.

Multi-Custodial, Multi-Clearing Approach Minimizes Disruption and Maximizes Flexibility; Positions Company for Future Leadership in RIA Segment

Upon the transaction’s completion, Advisor Group will be one of the industry’s leading providers of a multi-custodial, multi-clearing model that drives maximum choice and flexibility for financial advisors.

Because both Advisor Group and Ladenburg use Pershing and National Financial (part of Fidelity Custody & Clearing Solutions) as their largest clearing providers, no repapering of client accounts will be necessary in connection with this transaction and its closing.

As one of the largest multi-custodial and multi-clearing networks of firms in the country, the company will be even better positioned to redefine the RIA segment of the wealth management space. The combined company will be able to support all financial advisor business models, including the hybrid advisor doing both securities and advisory business, as well as the “investment advisor only” professional who is either utilizing a corporate RIA platform, or has an independent RIA.

Adam Malamed, Executive Vice President and Chief Operating Officer of Ladenburg, said, “The ongoing evolution of our industry validates the importance of Ladenburg and Advisor Group’s respective roles as the leading innovators of the network model of firms approach within our industry. The appeal of bringing Ladenburg and Advisor Group together is driven in large part by our shared vision for driving a transformative and innovative approach to the wealth management space. For example, among the many advantages of our multi-custodial, multi-clearing capabilities are the expertise and leadership we can further build in the RIA space. The combination of Ladenburg and Advisor Group creates a unique offering for financial advisors who are primarily fee-based, or fee-only, whether they want to have their own RIA under a turnkey level of back and middle office support, or would prefer to do fee-only work through a corporate RIA, without having to also hold securities licenses on the brokerage side of our industry.”

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Financial and Legal Advisors to the Transaction

Jefferies LLC is acting as financial advisor to Ladenburg, with Sullivan & Cromwell LLP serving as Ladenburg’s legal counsel. Eversheds Sutherland, Kirkland & Ellis LLP, and Greenberg Traurig LLP are serving as legal counsel to Advisor Group and Reverence Capital.

Committed financing for this transaction has been provided by Bank of America, UBS Securities, Barclays, Deutsche Bank Securities and Goldman, Sachs & Co.

About Advisor Group

Advisor Group, Inc. is one of the nation’s largest networks of independent financial advisors serving over 7,000 advisors and overseeing $271 billion in client assets. Headquartered in Phoenix, AZ, the firm is mission-driven to support the heroic role that advisors can play in the lives of their clients, offering securities and investment advisory services through its subsidiaries FSC Securities Corp., Royal Alliance Associates Inc., SagePoint Financial, Inc. and Woodbury Financial Services, Inc., as broker/dealers, registered investment advisors and members of FINRA and SIPC. Cultivating a spirit of entrepreneurship and independence, Advisor Group champions the enduring value of financial advisors and is committed to being in their corner every step of the way. For more information visit https://www.advisorgroup.com.

About Ladenburg Thalmann

Ladenburg Thalmann Financial Services Inc. (NYSE American: LTS, LTS PrA, LTSL, LTSF, LTSK, LTSH) is a publicly-traded diversified financial services company based in Miami, Florida. Ladenburg’s subsidiaries include industry-leading independent advisory and brokerage (IAB) firms Securities America, Triad Advisors, Securities Service Network, Investacorp and KMS Financial Services, as well as Premier Trust, Ladenburg Thalmann Asset Management, Highland Capital Brokerage, a leading independent life insurance brokerage company and full-service annuity processing and marketing company, and Ladenburg Thalmann & Co. Inc., an investment bank which has been a member of the New York Stock Exchange for over 135 years. The company is committed to investing in the growth of its subsidiaries while respecting and maintaining their individual business identities, cultures, and leadership. For more information, please visit www.ladenburg.com.

About Reverence Capital Partners

Reverence Capital Partners is a private investment firm focused on thematic investing in leading global, middle-market Financial Services businesses through control and influence oriented investments in 5 sectors: (1) Depositories and Finance Companies, (2) Asset and Wealth Management, (3) Insurance, (4) Capital Markets and (5) Financial Technology/Payments. The firm was founded in 2013, by Milton Berlinski, Peter Aberg and Alex Chulack, after distinguished careers advising and investing in a broad array of financial services businesses. The Partners collectively bring over 90 years of advisory and investing experience across a wide range of financial services sectors. For more information visit www.reverencecapital.com.

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Additional Information and Where to Find It

This press release may be deemed to be solicitation material in respect of the proposed merger between Ladenburg Thalmann Financial Services Inc. (“Ladenburg”) and Harvest Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of Advisor Group Holdings, Inc. (“Advisor Group”), and other transactions (collectively, the “Transaction”) contemplated by the Agreement and Plan of Merger, dated as of November 11, 2019 (the “Merger Agreement”), by and among Ladenburg, Advisor Group and Merger Sub. In connection with the Transaction, Ladenburg intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. INVESTORS AND SHAREHOLDERS OF LADENBURG ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING LADENBURG’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders will be able to obtain copies of the documents, when filed, free of charge at the SEC’s website (http://www.sec.gov). Investors and shareholders may also obtain copies of documents filed by Ladenburg with the SEC by contacting Ladenburg at Investor Relations, Ladenburg Thalmann Financial Services, Inc., 4400 Biscayne Boulevard, 12th Floor, Miami, Florida 33137, by email at CorporateRelations@ladenburg.com, or by visiting Ladenburg’s website (http://ir.stockpr.com/ladenburg).

Participants in Solicitation

Ladenburg and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the holders of Ladenburg Common Stock in connection with the proposed Transaction. Information about Ladenburg’s directors and executive officers is available in Ladenburg’s proxy statement for its 2019 Annual Meeting of Shareholders, which was filed with the SEC on April 30, 2019. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the proposed Transaction when they become available. Investors and shareholders should read the proxy statement carefully when it becomes available before making any investment or voting decisions.

Forward-looking Statements

This press release contains forward-looking statements. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond Ladenburg’s and Advisor Group’s control. Statements in this document regarding Ladenburg and Advisor Group that are forward-looking, including, without limitation, projections as to the anticipated benefits of the proposed Transaction and the closing date for the proposed Transaction, are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond the control of Ladenburg and Advisor Group. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated, including, but not limited to: (i) the timing to consummate the proposed Transaction; (ii) the risk that a condition to closing of the proposed Transaction may not be satisfied and the Transaction may not close; (iii) the risk that a regulatory approval that may be required for the proposed Transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated; (iv) the risk that a sufficient number of shares of Ladenburg Common Stock are not voted in favor of the proposed Transaction; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (vi) the effect of the announcement or pendency of the Transaction on Ladenburg’s business relationships, operating results, and business generally; (vii) risks that the proposed Transaction disrupts current operations of Ladenburg and potential difficulties in Ladenburg employee retention as a result of the Transaction; (viii) risks related to diverting management’s attention from Ladenburg’s ongoing business operations; (ix) the outcome of any legal proceedings that may be instituted against Ladenburg related to the Merger Agreement or the Transaction; and (x) the amount of the costs, fees, expenses and other charges related to the Transaction. The list above is not exhaustive. Because forward looking statements involve risks and uncertainties, the actual results and performance of Ladenburg may materially differ from the results expressed or implied by such statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, Ladenburg also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein.

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Readers should carefully review the risks and uncertainties disclosed in Ladenburg’s reports with the SEC, including those set forth in Part I, “Item 1A. Risk Factors” in Ladenburg’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in subsequent Quarterly Reports on Form 10-Q and other reports or documents Ladenburg files with, or furnishes to, the SEC from time to time. Except as specifically noted, information on, or accessible from, any website to which this press release contains a hyperlink is not incorporated by reference into this press release and does not constitute a part of this press release. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, what impact they will have on the results of operations or financial condition of Ladenburg or Advisor Group. All forward-looking statement in this communication are qualified in their entirety by this cautionary statement

*Assets as of September 30, 2019

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Media Inquiries

For Advisor Group & Ladenburg Thalmann:

Joseph Kuo / Chris Clemens

Haven Tower Group

424 317 4851 or 424 317 4854

jkuo@haventower.com or cclemens@haventower.com

For Ladenburg Thalmann:

Jared Levy / Emily Claffey / Benjamin Spicehandler

Sard Verbinnen & Co

212-687-8080

For Reverence Capital Partners:

Steve Lipin / Michael Flaherty

Gladstone Place Partners

212-230-5930

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